    As filed with the Securities and Exchange Commission on January 6, 1999

                                               Registration No. 333- ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                SPX CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            38-1016240
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                            700 Terrace Point Drive
                         Muskegon, Michigan 49443-3301
                           Telephone: (616) 724-5000
    (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

          SPX CORPORATION RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                             Christopher J. Kearney
                 Vice President, Secretary and General Counsel
                                SPX Corporation
                            700 Terrace Point Drive
                         Muskegon, Michigan 49443-3301
                           Telephone: (616) 724-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             George C. McKann, Esq.
                           Gardner, Carton & Douglas
                       321 North Clark Street, Suite 3200
                            Chicago, Illinois 60610

                        CALCULATION OF REGISTRATION FEE

     Title of Securities                      Amount to be       Proposed Maximum           Proposed Maximum          Amount of
      to be Registered                      Registered(1)(2)  Offering Price Per Share    Aggregate Offering Price  Registration Fee
      ----------------                      ----------------  ------------------------    ------------------------  ---------------
Common Stock, par value $10 per share (3)(4)   1,000,000            $65.75                   $ 65,750,000               $18,279

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. Section 230.416.

(3) Includes associated rights ("Rights") to purchase Series A Junior Participating Preferred Stock of the Registrant that will not be exercisable or evidenced separately from the Common Stock of the Registrant prior to the occurrence of certain events.

(4) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on January 4, 1999.

                                SPX CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

    INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT ON FORM S-8


     SPX Corporation ("Registrant" or the "Company") has earlier filed a registration statement on Form S-8 (File No. 333-29843) relating to the SPX Corporation Retirement Savings and Stock Ownership Plan (the "Earlier Registration Statement"). This Registration Statement registers additional shares and plan interests for offering pursuant to such plan. Subject to Item 3 of Part II of this Registration Statement, the contents of the Earlier Registration Statement are incorporated herein by reference.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant or the SPX Corporation Retirement Savings and Stock Ownership Plan (the "Plan"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

     3. The Registrant's Current Reports on Form 8-K dated July 20, 1998 (as amended September 9, 1998); August 14, 1998; October 5, 1998; October 9, 1998 (as amended November 5, 1998) and January 6, 1999;

     4. The description of Registrant's capital stock contained in the Company's Registration Statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions; and

     5. The Plan's Annual Report on Form 11-K for the year ended December 31, 1997.

     In addition, each document filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Peter H. Merlin, who is a director of the Company and a partner of Gardner, Carton & Douglas, which is delivering the opinion filed as Exhibit 5.1 to this Registration Statement, beneficially owned 13,336 shares of the Company's Common Stock as of March 16, 1998.

ITEM 8.   INDEX TO EXHIBITS.

     Exhibit Number   Description of Document
     --------------   -----------------------

          4.1 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June 26, 1996.

          4.2 Amendment No. 1 to Rights Agreement, effective October 22, 1997, between the Company and The Bank of New York, incorporated herein by reference from the Company's Registration Statement on Form 8-A/A filed on January 9, 1998.

         23(i)      Consent of Arthur Andersen LLP

         23(ii)     Consent of Ernst & Young LLP

         24.1       Powers of Attorney (included on signature page)


               The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 16th day of December 1998.

                                             SPX CORPORATION

                                             By: /s/ Patrick J. O'Leary
                                                --------------------------------
                                                Patrick J. O'Leary
                                                Vice President Finance,
                                                Treasurer and Chief
                                                Financial and Accounting Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Blystone, Christopher J. Kearney or Patrick J. O'Leary, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of December 1998.

  /s/ John B. Blystone                           /s/ Patrick J. O'Leary
-------------------------------                -------------------------------
        John B. Blystone                              Patrick J. O'Leary
    Chairman, President and                         Vice President Finance
    Chief Executive Officer                       Treasurer and Chief Financial
          Director                               Officer and Accounting Officer


  /s/ J. Kermit Campbell                         /s/ Sarah R. Coffin
-------------------------------                -------------------------------
      J. Kermit Campbell                             Sarah R. Coffin
           Director                                       Director


  /s/ Frank A. Ehmann                            /s/ Charles E. Johnson II
-------------------------------                -------------------------------
       Frank A. Ehmann                               Charles E. Johnson
           Director                                       Director


  /s/ Ronald L. Kerber                           /s/ Peter H. Merlin
-------------------------------                -------------------------------
       Ronald L. Kerber                                Peter H. Merlin
           Director                                       Director


  /s/ David P. Williams
-------------------------------
      David P. Williams
          Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, the SPX Administrative Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Muskegon, state of Michigan, on this 16th day of December 1998.


                                               SPX CORPORATION RETIREMENT
                                               SAVINGS AND STOCK OWNERSHIP PLAN


                                               By:  /s/ Christopher J. Kearney
                                                   ---------------------------
                                               Name:  Christopher J. Kearney
                                               Title: Vice President, Secretary,
                                                      General Counsel & Member
                                                      of the SPX
                                                      Administrative Committee

                               INDEX TO EXHIBITS



Exhibit Number      Description of Document
--------------      -----------------------

          4.1 Rights Agreement dated as of June 25, 1996 between the Company and The Bank of New York, as Rights Agents, relating to Rights to purchase Preferred Stock under certain circumstances, incorporated herein by reference from the Company's Registration Statement on Form 8-A filed on June 26, 1996.

          4.2 Amendment No. 1 to Rights Agreement, effective October 22, 1997, between the Company and The Bank of New York, incorporated herein by reference from the Company's Registration Statement on Form 8-A/A filed on January 9, 1998.

          23(i)        Consent of Arthur Andersen LLP

          23(ii)       Consent of Ernst & Young LLP

          24.1         Powers of Attorney (included on signature page)